C L I F F O R D	LIMITED LIABILITY PARTNERSHIP
C H A N C E
CONFORMED COPY

£100,000,000 FACILITY AGREEMENT dated 4 APRIL 2005 for CE ELECTRIC UK FUNDING COMPANY arranged by LLOYDS TSB BANK PLC THE ROYAL BANK OF SCOTLAND PLC with LLOYDS TSB BANK PLC acting as Agent
MULTICURRENCY REVOLVING FACILITY AGREEMENT

CONTENTS
Clause	Page
1.	Definitions And Interpretation	1

2.	The Facility	14

3.	Purpose	14

4.	Conditions Of Utilisation	14

5.	Utilisation	18

6.	Optional Currencies	19

7.	Repayment	20

8.	Prepayment And Cancellation	20

9.	Interest	23

10.	Interest Periods	24

11.	Changes To The Calculation Of Interest	24

12.	Fees	25

13.	Tax Gross Up And Indemnities	27

14.	Increased Costs	30

15.	Other Indemnities	31

16.	Mitigation By The Lenders	32

17.	Costs And Expenses	33

18.	Guarantee And Indemnity	34

19.	Representations	37

20.	Information Undertakings	39

21.	Financial Covenants	43

22.	General Undertakings	48

23.	Events Of Default	50

24.	Changes To The Lenders	54

25.	Role Of The Agent And The Arranger	58

26.	Conduct Of Business By The Finance Parties	63

27.	Sharing Among The Finance Parties	63

28.	Payment Mechanics	65

29.	Set-Off	67

30.	Notices	67

31.	Calculations And Certificates	69

32.	Partial Invalidity	69

33.	Remedies And Waivers	69

34.	Amendments And Waivers	70

35.	Counterparts	70

36.	Governing Law	71

37.	Enforcement	71

UK/243825/09	R0021/NEW

CONFORMED COPY

THIS AGREEMENT is dated 4 April 2005 and made between:

(1)	CE ELECTRIC UK FUNDING COMPANY (the "Company" and the "Guarantor");

(2)	THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Original Parties) as borrowers (together with the Company the "Borrowers");

(3)	LLOYDS TSB BANK PLC and THE ROYAL BANK OF SCOTLAND PLC as mandated lead arranger(s) (whether acting individually or together the "Arranger");

(4)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the "Original Lenders"); and

(5)	LLOYDS TSB BANK PLC as agent of the other Finance Parties (the "Agent").

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:

"Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

"Authority" means the Gas and Electricity Markets Authority (including Ofgem).

"Availability Period" means the period from and including the date of this Agreement to and including one Month prior to the Termination Date.

"Available Tranche A Commitment" means a Lender's Tranche A Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Tranche A Loans; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Tranche A Loans that are due to be made on or before the proposed Utilisation Date,

other than that Lender's participation in any Tranche A Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

"Available Tranche A Facility" means the aggregate for the time being of each Lender's Available Tranche A Commitment.

"Available Tranche B Commitment" means a Lender's Tranche B Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Tranche B Loans; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Tranche B Loans that are due to be made on or before the proposed Utilisation Date,

other than that Lender's participation in any Tranche B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

"Available Tranche B Facility" means the aggregate for the time being of each Lender's Available Tranche B Commitment.

"Available Tranche C Commitment" means a Lender's Tranche C Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Tranche C Loans; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Tranche C Loans that are due to be made on or before the proposed Utilisation Date,

other than that Lender's participation in any Tranche C Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

"Available Tranche C Facility" means the aggregate for the time being of each Lender's Available Tranche C Commitment.

"Base Currency" means sterling.

"Base Currency Amount" means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment or prepayment of the Loan.

"Break Costs" means the amount (if any) by which:

(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day.

"Commitment" means the aggregate for the time being of each Lender's Tranche A Commitment, Tranche B Commitment and Tranche C Commitment.

"Commitment Fee Percentage" means in respect of any Obligor on any day, the percentage determined on the basis of the Margin applicable to such Obligor on such day (or that would be applicable had such Obligor drawn a Loan on such day) from time to time as set out in the following grid:

Margin (per cent per annum)	Commitment Fee Percentage
0.2%	30%
0.25%	30%
0.325%	30%
0.40%	40%
0.475%	40%
1.00%	45%
1.25%	45%

"Compliance Certificate" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

"Competition Act" means the Competition Act 1998 (as amended, inter alia, by the Enterprise Act).

"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent.

"Default" means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"DNO Licence" means in relation to each Regulated Borrower the distribution licence as amended from time to time, granted or treated as granted to it by the Authority under section 6(1)(c) of the Electricity Act.

"Electricity Act" means the Electricity Act 1989 (as amended, inter alia, by the Utilities Act 2000).

"Enforcement Order" means a final order or a provisional order as those terms are defined in Section 25 of the Electricity Act.

"Enterprise Act" means the Enterprise Act 2002.

"Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

"Environmental Law" means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

"Environmental Permits" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

"EURIBOR" means, in relation to any Loan in euro:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market;

as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

"Event of Default" means any event or circumstance specified as such in Clause 23 (Events of Default).

"Facility" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or the Agent and the Company) setting out any of the fees referred to in Clause 12 (Fees).

"Finance Document" means this Agreement, the Mandate Letter, any Fee Letter and any other document designated as such by the Agent and the Company.

"Finance Party" means the Agent, the Arranger or a Lender.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)	any amount raised by the issue of redeemable shares which are by their terms capable of redemption before the Termination Date;

(j)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

"GAAP" means generally accepted accounting principles in England and Wales.

"Group" means the Company and its Subsidiaries for the time being.

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

"Lender" means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

"LIBOR" means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

"LMA" means the Loan Market Association.

"Loan" means a Tranche A Loan, a Tranche B Loan or a Tranche C Loan.

"Majority Lenders" means:

(a)
if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

"Mandate Letter" means the letter dated 4 April 2005 between the Arranger and the Company.

"Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

"Margin" for a Loan shall be determined on the basis of the Moody's Rating and/or S&P Rating of the relevant Borrower of that Loan as set out in the following grid:

Moody's Rating/S&P Rating	Margin (per cent per annum)
A2/A or above	0.2%
A3/A-	0.25%
Baa1/BBB+	0.325%
Baa2/BBB	0.40%
Baa3/BBB-	0.475%
Ba1/BB+	1.0%
Ba2/BB or below	1.25%

If the Moody's Rating and the S&P Rating in respect of a Borrower differ, the Margin for each Loan borrowed by that Borrower shall be determined on the basis of the higher of the two ratings and, while a Default is continuing or while no Moody's Rating or S&P Rating is assigned in respect of that Borrower, the Margin for each Loan borrowed by that Borrower shall be the percentage per annum set out above based on the assumption that the Moody's Rating and the S&P Rating were Ba2 or BB or below. If a rating has been assigned by either Moody's or S&P but not both then the Margin shall be determined on the basis of that rating. The changes to the Margin for a Loan as set out above shall take effect 5 Business Days after the Agent has received written notice in accordance with paragraph (b) of Clause 20.4 (Information: miscellaneous).

"Material Adverse Effect" means a material adverse effect on:

(a)	the business, operations, property or condition (financial or otherwise) of the Group taken as a whole;

(b)	the ability of an Obligor to perform its payment obligations and comply with the requirements of Clause 21 (Financial Covenants) under the Finance Documents; or

(c)	the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"Moody's" means Moody's Investors Service, Inc.

"Moody's Rating" means, in respect of each Borrower, the senior unsecured debt rating of that Borrower assigned by Moody's from time to time.

"NEDL" means Northern Electric Distribution Limited.

"Obligor" means a Borrower or the Guarantor.

"Ofgem" means the Office of Gas and Electricity Markets operating under the direction and governance of the Authority.

"Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

"Original Financial Statements" means:

(a)	in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 31 December 2003; and

(b)	in relation to each Borrower, its audited financial statements for its financial year ended 31 December 2003.

"Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"Preliminary Conversion Notice" means a notice substantially in the form set out in Part I of Schedule 6 (Form of Preliminary Conversion Notice)

"Qualifying Lender" has the meaning given to it in Clause 13 (Tax gross-up and indemnities).

"Quotation Day" means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is domestic sterling) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

"Regulated Borrower" means each of YED plc and NEDL.

"Reference Banks" means, in relation to LIBOR and Mandatory Cost the principal London offices of Lloyds TSB Bank plc and The Royal Bank of Scotland plc and, in relation to EURIBOR, the principal office in London of Lloyds TSB Bank plc and The Royal Bank of Scotland plc or such other banks as may be appointed by the Agent in consultation with the Company.

"Relevant Interbank Market" means in relation to euro, the European interbank market, and, in relation to any other currency, the London interbank market.

"Repeating Representations" means each of the representations set out in Clauses 19.1 (Status) to 19.6 (Governing law and enforcement), Clause 19.9 (No default), sub-paragraph (a) of Clause 19.10 (No misleading information), Clause 19.12 (Pari passu ranking), Clause 19.13 (No proceedings pending or threatened), Clause 19.14 (Environmental Compliance) and Clause 19.15 (Environmental Claim).

"Rollover Loan" means one or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Loan;

(c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)	made or to be made to the same Borrower for the purpose of refinancing a maturing Loan.

"Screen Rate" means:

(a)	in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

(b)	in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

"Secondary Conversion Notice" means a Notice substantially in the form set out in Part II of Schedule 6 (Form of Secondary Conversion Notice)

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"S&P" means Standard & Poors Rating Group, a division of McGraw Hill Inc., a New York corporation.

"S&P Rating" means in respect of each Borrower, the senior, unsecured debt rating of that Borrower assigned by S&P from time to time.

"Specified Time" means a time determined in accordance with Schedule 10 (Timetables).

"Subsidiary" means a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

"TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

"TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Taxes Act" means the Income and Corporation Taxes Act 1988.

"Termination Date" means the date falling 60 Months after the date of this Agreement.

"Total Commitments" means the aggregate of the Commitments being £100,000,000 at the date of this Agreement.

"Tranche" means Tranche A, Tranche B or Tranche C.

"Tranche A" has the meaning ascribed to it in paragraph (a) of Clause 2.1 (The Facility).

"Tranche A Commitment" means:

(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Tranche A Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche A Commitment transferred to it under this Agreement or to be transferred to it following delivery of a Secondary Conversion Notice; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Tranche A Commitment transferred to it under this Agreement to the extent not cancelled, reduced or transferred by it under this Agreement (or to be reduced or transferred by it following delivery of a Preliminary Conversion Notice or a Secondary Conversion Notice).

"Tranche A Loan" means a loan made under Tranche A or the principal amount outstanding for the time being of that loan.

"Tranche B" has the meaning ascribed to it in paragraph (b) of Clause 2.1 (The Facility).

"Tranche B Commitment" means:

(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Tranche B Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche B Commitment transferred to it under this Agreement or to be transferred to it following delivery of a Preliminary Conversion Notice or a Secondary Conversion Notice; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Tranche B Commitment transferred to it under this Agreement to the extent not cancelled, reduced or transferred by it under this Agreement (or to be reduced or transferred by it following delivery of a Preliminary Conversion Notice or a Secondary Conversion Notice).

"Tranche B Loan" means a loan made under Tranche B or the principal amount outstanding for the time being of that loan.

"Tranche C" has the meaning ascribed to it in paragraph (c) of Clause 2.1 (The Facility).

"Tranche C Commitment" means:

(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Tranche C Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche C Commitment transferred to it under this Agreement or to be transferred to it following delivery of a Preliminary Conversion Notice or a Secondary Conversion Notice; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Tranche C Commitment transferred to it under this Agreement to the extent not cancelled, reduced or transferred by it under this Agreement (or to be reduced or transferred by it following delivery of a Preliminary Conversion Notice or a Secondary Conversion Notice).

"Tranche C Loan" means a loan made under Tranche C or the principal amount outstanding for the time being of that loan.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

"Transfer Date" means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Agent executes the Transfer Certificate.

"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

"Utilisation" means a utilisation of the Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

"Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Requests).

"VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

"YED plc" means Yorkshire Electricity Distribution plc.

1.2	Construction
(a)	Unless a contrary indication appears any reference in this Agreement to:

(i)	the "Agent", the "Arranger", any "Finance Party", any "Lender", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(iv)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)
a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(vi)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vii)	a provision of law is a reference to that provision as amended or re-enacted; and

(viii)	a time of day is a reference to London time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.

1.3	Currency Symbols and Definitions
"$" and "dollars" denote lawful currency of the United States of America "£" and "sterling" denotes lawful currency of the United Kingdom and "EUR" and "euro" means the single currency unit of the Participating Member States.

1.4	Third party rights
(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2
THE FACILITY

2.	THE FACILITY

2.1	The Facility
Subject to the terms of this Agreement (including, without limitation, Clause 4.5 (Reallocation), the Lenders make available a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments in three tranches in maximum principal amounts as follows:

(a)	to the Company, Loans in an aggregate amount equal to the Tranche A Commitments ("Tranche A");

(b)	to YED plc, Loans in an aggregate amount equal to the Tranche B Commitments ("Tranche B"); and

(c)	to NEDL, Loans in an aggregate amount equal to the Tranche C Commitments ("Tranche C").

2.2	Finance Parties' rights and obligations
(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	PURPOSE

3.1	Purpose
Each Borrower shall apply all amounts borrowed by it under the Facility towards its general corporate purposes.

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent
No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent
The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)
in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan, and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Conditions relating to Optional Currencies
(a)	A currency will constitute an Optional Currency in relation to a Loan if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

(ii)	it is dollars or euro or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan.

(b)	If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

4.4	Maximum number of Loans
(a)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation eleven or more Loans would be outstanding.

(b)	Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

4.5	Reallocation
(a)	The Company may not less than 5 Business Days prior to the Preliminary Conversion Date (as defined below), deliver a Preliminary Conversion Notice to the Agent, requesting that:

(i)	all or part of the Tranche A Commitments (the "Converted Amount") shall be cancelled; and

(ii)
simultaneously the Tranche B Commitments and/or the Tranche C Commitments shall be increased in an aggregate amount equal to the Converted Amount (and as between Tranche B and Tranche C in such proportions as the Company shall specify in the Preliminary Conversion Notice), in each case on the date (the "Preliminary Conversion Date") determined in accordance with paragraph (b) below.

(b)	If the Converted Amount:

(i)
exceeds the Available Tranche A Commitments, the Preliminary Conversion Date shall (if there is only one Tranche A Loan outstanding) be the last day of the Interest Period for the Tranche A Loan outstanding on the date of the Preliminary Conversion Notice and (otherwise) shall be the last day of the Interest Period for a Tranche A Loan outstanding on the date of the Preliminary Conversion Notice which has a maturity date falling after the maturity date of any other Interest Period for Tranche A Loans outstanding on the date of the Preliminary Conversion Notice (and prior to the Preliminary Conversion Date each subsequent Interest Period for a Tranche A Loan shall be of such duration that it ends on or before the Preliminary Conversion Date);

(ii)	is equal to or less than the Available Tranche A Commitments, the Preliminary Conversion Date shall be the date falling 5 Business Days after the date of the Preliminary Conversion Notice.

(c)	Upon delivery of a Preliminary Conversion Notice, the Agent shall promptly notify the Lenders and on the Preliminary Conversion Date:

(i)	each Lender's Tranche A Commitment shall be cancelled on a pro rata basis in an aggregate amount equal to the Converted Amount; and

(ii)
each Lender's Tranche B Commitment and/or Tranche C Commitment shall be increased on a pro rata basis in an aggregate amount equal to the Converted Amount to be allocated between Tranche B and/or Tranche C in the proportions specified in the Preliminary Conversion Notice.

(d)
Subject to paragraph (e) below, the Company may not less than 5 Business Days prior to the Secondary Conversion Date (as defined below) and thereafter on each anniversary of such Secondary Conversion Date, deliver a Secondary Conversion Notice to the Agent requesting that a Base Currency amount of up to £25,000,000 be reallocated between Tranche A, Tranche B and/or Tranche C in the proportions specified in the Secondary Conversion Notice on the date (the "Secondary Conversion Date") determined in accordance with paragraph (g) below.

(e)	At no time during the subsistence of this Agreement may the Tranche A Commitments exceed £25,000,000.

(f)	Upon delivery of a Secondary Conversion Notice, the Agent shall promptly notify the Lenders and on the Secondary Conversion Date:

(i)
each Lender's Commitments under a relevant Tranche (a "Reducing Tranche") shall be cancelled on a pro rata basis in an aggregate amount equal to the amount specified in the Secondary Conversion Notice (the "Reduced Amount"); and

(ii)
each Lender's Tranche A Commitment, Tranche B Commitment and/or Tranche C Commitment (as applicable) under a relevant Tranche (an "Increasing Tranche") shall be increased on a pro rata basis by an amount equal to the amount specified in the Secondary Conversion Notice.

(g)	If the Reduced Amount under a Reducing Tranche:

(i)
exceeds the Available Tranche A Commitments, Available Tranche B Commitments or Available Tranche C Commitments (as applicable) under that Reducing Tranche, the Secondary Conversion Date shall (if there is only one Loan outstanding under the relevant Tranche) be the last day of the Interest Period for the Loan under that Reducing Tranche outstanding on the date of the Secondary Conversion Notice and (otherwise) shall be the last day of the Interest Period for a Loan outstanding under that Reducing Tranche which has a maturity date falling after the maturity date of any other Interest Period for Loans under that Reducing Tranche outstanding on the date of the Secondary Conversion Notice (and prior to the Secondary Conversion Date each subsequent Interest Period for a Loan under that Reducing Tranche shall be of such duration that it ends on or before the Secondary Conversion Date);

(ii)
is equal to or less than the Available Tranche A Commitments, Available Tranche B Commitments or Available Tranche C Commitments (as applicable) under that Reducing Tranche, the Secondary Conversion Date shall be the date falling 5 Business Days after the date of the Secondary Conversion Notice.

SECTION 3
UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request
A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request
(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the Borrower which has delivered the Utilisation Request is permitted by the terms of this Agreement to borrow the amount requested therein;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 10 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount
(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of £1,000,000 or if less, the Available Tranche A Facility, Available Tranche B Facility or Available Tranche C Facility (as applicable); or

(ii)
if the currency selected is dollars or euros, a minimum of $1,000,000 or EUR1,000,000 respectively or if less, the Available Tranche A Facility, Available Tranche B Facility or Available Tranche C Facility (as applicable); or

(iii)
if the currency selected is an Optional Currency, the minimum amount specified by the Agent pursuant to paragraph (b) (ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Tranche A Facility, Available Tranche B Facility or Available Tranche C Facility (as applicable); and

(iv)	in any event such that its Base Currency Amount is less than or equal to the Available Tranche A Facility, Available Tranche B Facility or Available Tranche C Facility (as applicable).

5.4	Lenders' participation
(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)
The amount of each Lender's participation in each Tranche A Loan will be equal to the proportion borne by its Available Tranche A Commitment to the Available Tranche A Facility immediately prior to making the Loan.

(c)
The amount of each Lender's participation in each Tranche B Loan will be equal to the proportion borne by its Available Tranche B Commitment to the Available Tranche B Facility immediately prior to making the Loan.

(d)
The amount of each Lender's participation in each Tranche C Loan will be equal to the proportion borne by its Available Tranche C Commitment to the Available Tranche C Facility immediately prior to making the Loan.

(e)
The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

6.	OPTIONAL CURRENCIES

6.1	Selection of currency
A Borrower shall select the currency of a Loan in a Utilisation Request.

6.2	Unavailability of a currency
If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3	Participation in a Loan
Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation).

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

7.	REPAYMENT

7.1	Repayment of Loans
Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

8.	PREPAYMENT AND CANCELLATION

8.1	Illegality
If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(c)
each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2	Change of control
(a)	If a Change of Control occurs:

(i)	the Company shall promptly notify the Agent upon becoming aware of that event; and

(ii)
if a Lender so requires, the Agent shall, by notifying each Borrower and the Company not more than 30 days after the date on which it received notification from the Company in accordance with paragraph (a)(i) above, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable on the date specified in such notice.

(b)	For the purposes of paragraph (a) above, a "Change of Control" shall occur if:

(i)	MidAmerican Energy Holdings Company ceases to own, directly or indirectly, the entire issued share capital of the Company; or

(ii)	the Company ceases to own directly or indirectly the entire issued share capital of each Regulated Borrower.

8.3	Voluntary cancellation
(a)
The Company may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £5,000,000) of the Available Tranche A Facility. Any cancellation under this paragraph (a) shall reduce the Tranche A Commitments of the Lenders rateably.

(b)
The Borrower under Tranche B may, if it gives the Agent not less than 5 Business Days (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £5,000,000) of the Available Tranche B Facility. Any cancellation under this paragraph (b) shall reduce the Tranche B Commitments of the Lenders rateably.

(c)
The Borrower under Tranche C may, if it gives the Agent not less than 5 Business Days (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £5,000,000) of the Available Tranche C Facility. Any cancellation under this paragraph (c) shall reduce the Tranche C Commitments of the Lenders rateably.

8.4	Voluntary prepayment of Loans
The Borrower to which a Loan has been made may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of £1,000,000).

8.5	Right of repayment and cancellation in relation to a single Lender
(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Company under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs),

the relevant Obligor may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the relevant Obligor has given notice under paragraph (a) above (or, if earlier, the date specified by the Obligor in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan.

8.6	Restrictions
(a)
Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(d)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	Subject to Clause 4.5 (Reallocation) no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

SECTION 5
COSTS OF UTILISATION

9.	INTEREST

9.1	Calculation of interest
The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin;

(b)	LIBOR or, in relation to any Loan in euro, EURIBOR; and

(c)	Mandatory Cost, if any.

9.2	Payment of interest
The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

9.3	Default interest
(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4	Notification of rates of interest
The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

10.	INTEREST PERIODS

10.1	Selection of Interest Periods
(a)	A Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)
Subject to this Clause 10, a Borrower may select an Interest Period of one, two, three or six Months or any other period agreed between the relevant Borrower and the Agent (acting on the instructions of all the Lenders).

(c)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(d)	Each Interest Period for a Loan shall start on the Utilisation Date.

(e)	A Loan has one Interest Period only.

10.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.	CHANGES TO THE CALCULATION OF INTEREST

11.1	Absence of quotations
Subject to Clause 11.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2	Market disruption
(a)
If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin;

(ii)
the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

(b)	In this Agreement "Market Disruption Event" means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3	Alternative basis of interest or funding
(a)
If a Market Disruption Event occurs and the Agent or a Borrower so requires, the Agent and that Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

11.4	Break Costs
(a)
Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.	FEES

12.1	Commitment fee
(a)
The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of the Commitment Fee Percentage applicable to it on the daily amount of that Lender's Available Tranche A Commitment for the Availability Period.

(b)
YED plc shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of the Commitment Fee Percentage applicable to it on the daily amount of that Lender's Available Tranche B Commitment for the Availability Period.

(c)
NEDL shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of the Commitment Fee Percentage applicable to it on the daily amount of that Lender's Available Tranche C Commitment for the Availability Period.

(d)
The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the Preliminary Conversion Date, on each Secondary Conversion Date on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

12.2	Co-ordination and Documentation fee
The Company shall pay to The Royal Bank of Scotland plc as co-ordinator of the Facility a co-ordination and documentation fee in the amount and at the times agreed in a Fee Letter.

12.3	Agency fee
The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

13.	TAX GROSS UP AND INDEMNITIES

13.1	Definitions
(a)	In this Agreement:

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Qualifying Lender" means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a Lender:

(A)	which is a bank (as defined for the purpose of section 349 of the Taxes Act) making an advance under a Finance Document; or

(B)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act) at the time that that advance was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance.

(ii)	a Treaty Lender.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

"Treaty Lender" means a Lender which:

(i)	is treated as a resident of a Treaty State for the purposes of the Treaty; and

(ii)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected;

"Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

(b)	Unless a contrary indication appears, in this Clause 13 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

13.2	Tax gross-up
(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
Each Obligor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

(ii)
the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

(e)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)
A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

13.3	Tax indemnity
(a)
An Obligor shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 13.2 (Tax gross-up); or

(B)
would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 13.2 (Tax gross-up) applied.

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligor.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5	Stamp taxes
The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6	Value added tax
(a)
All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on each supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)
If VAT is chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

(c)
Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

14.	INCREASED COSTS

14.1	Increased costs
(a)
Subject to Clause 14.3 (Exceptions) an Obligor shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement "Increased Costs" means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2	Increased cost claims
(a)
A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the relevant Obligor.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

14.3	Exceptions
(a)	Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)
compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

(iii)	compensated for by the payment of the Mandatory Cost; or

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 14.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 13.1 (Definitions).

15.	OTHER INDEMNITIES

15.1	Currency indemnity
(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities
An Obligor shall within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

(c)
funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower.

15.3	Indemnity to the Agent
An Obligor shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	entering into or performing any foreign exchange contract for the purposes of Clause 6 (Optional Currencies); or

(c)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.	MITIGATION BY THE LENDERS

16.1	Mitigation
(a)
Each Finance Party shall, in consultation with the Obligors, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities), Clause 14 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost formulae) including (but not limited to)

transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2	Limitation of liability
(a)	An Obligor shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.	COSTS AND EXPENSES

17.1	Transaction expenses
An Obligor shall promptly on demand pay the Agent and the Arranger the amount of all out of pocket costs and expenses (including legal fees up to the amount of any cap agreed in respect thereof) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

17.2	Amendment costs
If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.9 (Change of currency), an Obligor shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Enforcement costs
An Obligor shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7
GUARANTEE

18.	GUARANTEE AND INDEMNITY

18.1	Guarantee and indemnity
The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each other Borrower of all that Borrower's obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

18.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement
If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

18.4	Waiver of defences
The obligations of the Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

18.5	Immediate recourse
The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6	Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 18.

18.7	Deferral of Guarantor's rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

18.8	Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement.

19.1	Status
(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.2	Binding obligations
The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law as at the date of this Agreement limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

19.3	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries' constitutional documents; or

(c)
any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets to an extent which could reasonably be expected to have a Material Adverse Effect.

19.4	Power and authority
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5	Validity and admissibility in evidence
(a)	All Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

(b)	All material Authorisations (including, without limitation, in the case of each Regulated Borrower pursuant to its DNO Licence) necessary for the conduct of its business, trade and ordinary activities have been obtained and effected and are in full force and effect.

19.6	Governing law and enforcement
(a)	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

19.7	Deduction of Tax
It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

19.8	No filing or stamp taxes
Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.9	No default
(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might reasonably be expected to have a Material Adverse Effect.

19.10	No misleading information
(a)
Any written factual information provided by any member of the Group (the "Information") was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Any financial projections contained in the Information have been prepared on the basis of recent historical information and on the basis of assumptions believed by it to be reasonable.

(c)
Nothing has occurred or been omitted from the Information and no information has been given or withheld that results in the Information taken as a whole being untrue or misleading in any material respect.

19.11	Financial statements
(a)	Its Original Financial Statements were prepared in accordance with GAAP consistently applied unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

(b)
Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Company) during the relevant financial year unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

(c)
There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since the date of its Original Financial Statements.

19.12	Pari passu ranking
Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.13	No proceedings pending or threatened
No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

19.14	Environmental compliance
Each member of the Group has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

19.15	Environmental Claims
No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim would be reasonably likely, if determined against that member of the Group to have a Material Adverse Effect.

19.16	Repetition
The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period.

20.	INFORMATION UNDERTAKINGS
The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial statements
The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years:

(i)	its audited consolidated financial statements for that financial year; and

(ii)	the audited financial statements of each Regulated Borrower for that financial year; and

(b)
as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years the unaudited consolidated financial statements of the Group for that financial half year.

20.2	Compliance Certificate
(a)
The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(i) or (b) of Clause 20.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by two directors of the Company (or, failing that, by one director of the Company and the finance director or treasurer of the Company).

20.3	Requirements as to financial statements
(a)
Each set of financial statements delivered by the Company pursuant to Clause 20.1 (Financial statements) shall include a balance sheet, profit and loss account and cashflow statement and shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)
(i)
The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 20.1 (Financial statements) is prepared using GAAP, and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor (save for the change in practices relating to the capitalisation of interest to be introduced in respect of the financial statements for the year ended 31 December 2004) unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, or the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

(A)
a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

(B)
sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 21 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

(ii)	If the Company notifies the Agent of a change in accordance with paragraph (i) above then the Company and Agent shall enter into negotiations in good faith with a view to agreeing:

(A)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(B)	if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.4	Information: miscellaneous
Each Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect (other than distribution price control reviews to which all other electricity distribution network operators in Great Britain are subject);

(b)	promptly written notice of each Obligor's Moody's Rating and S&P Rating and any changes thereto; and

(c)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

20.5	Notification of default
(a)
Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Agent, an Obligor shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it) save that a Regulated Borrower shall only be required to certify that no Default is continuing in respect of itself.

20.6	Use of websites
(a)
An Obligor may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ( the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the "Designated Website") if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Obligor and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Obligor and the Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Obligor accordingly and the Obligor shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Obligor shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligor and the Agent.

(c)	The Obligor shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Obligor notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Obligor under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligor shall comply with any such request within ten Business Days.

20.7	"Know your customer" checks
(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself, or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, or on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.	FINANCIAL COVENANTS

21.1	Financial definitions
In this Clause 21:

"Aggregate RAV" means the aggregate of NEDL RAV and YED plc RAV as at each Calculation Date as set out in Schedule 7 (RAV Table).

"Borrowings" means, at any time, the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of:

(i)	moneys borrowed and debit balances with financial institutions;

(ii)	any amount raised by acceptance under any acceptance credit facility;

(iii)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(iv)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(v)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(vi)
any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (excluding any given in respect of trade credit arising in the ordinary course of business);

(vii)	any amount raised by the issue of redeemable shares which are redeemable before the Termination Date;

(viii)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(ix)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (i) to (viii) above.

"Calculation Date" means each of 30 June and 31 December in any year save that the first Calculation Date shall be 31 December 2005.

"Consolidated EBIT" means the consolidated profit shown in the consolidated financial statements of the Group on the line entitled "profits on ordinary activities before interest":

(i)	before taking into account any items treated as exceptional items;

(ii)	after deducting the amount of any profit of any member of the Group which is attributable to minority interests;

(iii)
after deducting the amount of any profit of any investment or entity (which is not itself a member of the Group) in which any member of the Group has an ownership interest to the extent that the amount of such profit included in the financial statements of the Group exceeds the amount (net of applicable withholding tax) received in cash by members of the Group through distributions by such investment or entity;

(iv)	before taking into account any realised and unrealised exchange gains and losses including those arising on translation of currency debt;

(v)	before taking into account any gain or loss arising from an upward or downward revaluation of any asset at any time before the date of the Company's Original Financial Statements,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining profits of the Group from ordinary activities before taxation (and without double counting).

"Consolidated Net Finance Charges" means, for any Relevant Period, the aggregate amount of interest paid on Consolidated Senior Total Net Debt included in the consolidated cash flow statement for the Group in respect of that Relevant Period.

"Consolidated Senior Total Net Debt" means, at any time, the aggregate amount of all obligations of the Group for or in respect of Borrowings (other than between members of the Group) which rank at least pari passu with the Loans advanced hereunder but:

(i)	deducting the aggregate amount of all obligations of any member of the Group in respect of Project Finance Borrowings;

(ii)
deducting the aggregate amount of all obligations of any member of the Group in respect of Borrowings to the extent that the repayment or redemption of such Borrowings is provided for by the purchase by a member of the Group of a guaranteed investment contract; and

(iii)	deducting the aggregate amount of freely available cash and cash equivalents held by any member of the Group at such time,

and so that no amount shall be excluded more than once.

"Interest Cover" means, in respect of any Relevant Period, the ratio of Consolidated EBIT for that Relevant Period to Consolidated Net Finance Charges for that Relevant Period.

"NEDL RAV" means the regulated asset value of NEDL as at each Calculation Date as set out in Schedule 7 (RAV Table).

"NEDL Senior Total Net Debt" means, at any time, the aggregate amount of all obligations of NEDL for or in respect of Borrowings which rank at least pari passu with the Loans advanced hereunder but:

(i)	deducting the aggregate amount of all obligations of NEDL in respect of Project Finance Borrowings;

(ii)
deducting the aggregate amount of all obligations of NEDL in respect of Borrowings to the extent that the repayment or redemption of such Borrowings is provided for by the purchase by a member of the Group of a guaranteed investment contract; and

(iii)	deducting the aggregate amount of freely available cash and cash equivalents held by NEDL at such time,

and so that no amount shall be excluded more than once.

"Project Finance Borrowings" means any indebtedness to finance or refinance the ownership, acquisition, development, design, engineering, procurement, construction, servicing, management and/or operation of any project or asset:

(i)	which is incurred by an Excluded Subsidiary; or

(ii)
in respect of which the person or persons to whom any such indebtedness is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsover to any member of the Group (other than an Excluded Subsidiary) for the repayment thereof other than:

(a)
recourse to such member of the Group for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from, or ownership interests or other investments in, such project or asset; and/or

(b)
recourse to such member of the Group for the purpose only of enabling amounts to be claimed in respect of such indebtedness in an enforcement of any Security given by such member of the Group over such project or asset or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like or other investor in the borrower or in the owner of such project or asset over its shares or the like in the capital of or other investment in the borrower or in the owner of such project or asset) to secure such indebtedness provided that:

(1)	the extent of such recourse to such member of the Group is limited solely to the amount of any recoveries made on any such enforcement; and

(2)
such person or persons is/are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up or dissolution of an Obligor or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of an Obligor or any of its assets (save for the assets the subject of such Security); and/or

(c)
recourse to such borrower generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is principally limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of any obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against which such recourse is available.

For the avoidance of doubt, recourse as permitted by (a), (b) or (c) above shall not be had to the cash flow of a Regulated Borrower other than to the extent of the amount of cash flow derived solely from an investment or investments in the relevant project or asset.

For the purpose of this definition of "Project Finance Borrowings", "Excluded Subsidiary" means any Subsidiary of the Company (other than a Regulated Borrower):

(a)
in respect of which neither the Company nor any Subsidiary of the Company (other than another Excluded Subsidiary) has undertaken any legal obligation to give any guarantee of any Borrowings (other than in respect of intra-Group Borrowings or pursuant to any statutory obligation) and the Subsidiaries of which are all Excluded Subsidiaries; and

(b)
which has been designated as such by the Company by written notice to the Agent (and the Company has not subsequently delivered written notice to the Agent that such Subsidiary is no longer an Excluded Subsidiary).

"Relevant Period" means each period of twelve months ending on a Calculation Date.

"YED plc RAV" means the regulated asset value of YED plc as at each Calculation Date as set out in Schedule 7 (RAV Table).

"YED plc Senior Total Net Debt" means, at any time, the aggregate amount of all obligations of YED plc for or in respect of Borrowings which rank at least pari passu with the Loans advanced hereunder but:

(i)	deducting the aggregate amount of all obligations of YED plc in respect of Project Finance Borrowings;

(ii)
deducting the aggregate amount of all obligations of YED plc in respect of Borrowings to the extent that the repayment or redemption of such Borrowings is provided for by the purchase by a member of the Group of a guaranteed investment contract; and

(iii)	deducting the aggregate amount of freely available cash and cash equivalents held by YED plc at such time,

and so that no amount shall be excluded more than once.

21.2	Financial condition
The Company shall ensure that:

(a)	Interest Cover for each Relevant Period ending on or prior to 31 December 2006 shall be not less than 2.00:1;

(b)	Interest Cover for each Relevant Period ending after 31 December 2006 shall not be less than 2.50:1;

(c)	YED plc Senior Total Net Debt on any Calculation Date shall not exceed 65 per cent. of YED plc RAV on such Calculation Date;

(d)	NEDL Senior Total Net Debt on any Calculation Date shall not exceed 65 per cent. of NEDL RAV on such Calculation Date; and

(e)	Consolidated Senior Total Net Debt on any Calculation Date shall not exceed 80 per cent. of Aggregate RAV on such Calculation Date.

21.3	Financial testing
The financial covenants set out in Clause 21.2 (Financial condition) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate).

22.	GENERAL UNDERTAKINGS
The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	Authorisations
Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.2	Compliance with laws
Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

22.3	Negative pledge
(a)	No Obligor shall create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to:

(i)	any netting or set-off arrangement entered into by any Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii)	any lien arising by operation of law and in the ordinary course of trading;

(iii)	any Security over or affecting (or transaction ("Quasi-Security") described in paragraph (b) above affecting) any asset acquired by an Obligor after the date of this Agreement if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by the Obligor;

(B)	the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by the Obligor; and

(C)	the Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset;

(iv)	any Security securing Project Finance Borrowings;

(v)	any Security over the shares of any member of the Group which is not an Obligor provided such Security was required by and forms part of a Project Finance Borrowing arrangement;

(vi)	any Security entered into pursuant to any Finance Document; or

(vii)
any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (i) to (vii) above) does not exceed £50,000,000 (or its equivalent in another currency or currencies).

22.4	Disposals
No Obligor shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of all or substantially all of its assets.

22.5	Merger
No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction.

22.6	Change of business
Each Obligor shall procure that no substantial change is made to the general nature of its business or the business of the Group taken as a whole from that carried on at the date of this Agreement.

22.7	Insurance
Each Obligor shall maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

22.8	Compliance with DNO Licences and duties under the Electricity Act
Each Regulated Borrower shall not (and the Company shall ensure that each Regulated Borrower shall not) breach any of its DNO Licence conditions nor any of its obligations under the Electricity Act, the Competition Act and/or the Enterprise Act where any such breach could reasonably be expected to result in the revocation of its DNO Licence or would materially impair its ability to perform its obligations under the Finance Documents.

23.	EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 23 is an Event of Default.

23.1	Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error; and

(b)	payment is made within 3 Business Days of its due date.

23.2	Financial covenants
Any requirement of Clause 21 (Financial covenants) is not satisfied.

23.3	Other obligations
(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Financial covenants)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the Agent giving notice to the Company or the Company becoming aware of the failure to comply.

23.4	Misrepresentation
Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

23.5	Cross default
(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than £25,000,000 (or its equivalent in any other currency or currencies) or (save where the same has resulted in recourse to a member of the Group pursuant to paragraph (c) of the definition of "Project Finance Borrowings") the Financial Indebtedness is Project Finance Borrowing.

23.6	Insolvency
(a)
An Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor.

23.7	Insolvency proceedings
(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b)
Paragraph (a) shall not apply to any winding-up petition which is frivolous or vexatious and which is discharged, stayed or dismissed within 21 days of commencement or, if earlier, the date on which it is advertised.

23.8	Creditors' process
Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Obligors taken together having an aggregate value of £25,000,000 and is not discharged within 21 days.

23.9	Governmental Intervention
By or under the authority of any government:

(a)	the management of any member of the Group is wholly or substantially displaced or the authority of any member of the Group in the conduct of its business is wholly or substantially curtailed; or

(b)	all or a majority of the issued shares of any Obligor or the whole or any material part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

23.10	Cessation of business
Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

23.11	Unlawfulness
It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

23.12	Repudiation
An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.13	Regulated Borrower Events
(a)	Notice is given to terminate or revoke a Regulated Borrower's DNO Licence.

(b)
A Regulated Borrower is issued with an order by the Authority as a result of the Authority's belief that the Regulated Borrower is in breach (or is likely to be in breach) of a condition in its DNO Licence or its obligations under the Electricity Act and such breach or the issuance of such order could reasonably be expected to have a Material Adverse Effect.

23.14	Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to each Obligor:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

23.15	Protected Rights of the Regulated Borrowers as holders of a DNO Licence
(a)
Notwithstanding any other provision of any of the Finance Documents, if an Event of Default occurs and such Event of Default has not arisen a result of any act or omission or state of affairs in existence which, relates to a Regulated Borrower, such Event of Default shall be deemed not to have occurred in relation to that Regulated Borrower and, accordingly, the powers described in paragraphs (a) to (c) of Clause 23.14 (Acceleration) shall be deemed not to have arisen as against that Regulated Borrower as regards (a) Loans made to and all sums owed by that Regulated Borrower under the Finance Documents, and (b) the unutilised portion of the applicable Tranche made available to that Regulated Borrower.

(b)
Notwithstanding any other provision of any of the Finance Documents, in the event that the powers described in paragraphs (a) to (c) of Clause 23.14 (Acceleration) become exercisable against a Regulated Borrower as a result of any act or omission or state of affairs in existence which, in each case, relates to that Regulated Borrower, the Majority Lenders shall not instruct the Agent to exercise all or any of such powers against such Regulated Borrower if they believe that to do so could reasonably be expected to result in (i) Ofgem taking any action under Part 8 of the Enterprise Act 2002, (ii) the Authority issuing an Enforcement Order in respect of a Regulated Borrower, (iii) the Authority issuing a financial penalty on a Regulated Borrower pursuant to Section 27A of the Electricity Act, or the Competition Act and/or (iv) the Authority issuing a notice for revocation of the DNO Licence on any of the grounds listed in Schedule 2 of a Regulated Borrower's DNO Licence.

(c)
The provisions of paragraph (a) and (b) of this Clause 23.15 shall not operate so as to limit the rights of the Agent to exercise all or any of the powers described in paragraphs (a) to (c) of Clause 23.14 (Acceleration) against any Obligor (not being a Regulated Borrower) on or following the occurrence of any Event of Default (including where such Event of Default occurs as a result of any act or omission or state of affairs in existence which in each case relates to a Regulated Borrower) nor shall the provisions of paragraph (a) and (b) of this Clause 23.15 qualify the obligation of the Agent to exercise such powers, rights and remedies against any Obligor (not being a Regulated Borrower) if so instructed by the Majority Lenders.

SECTION 9
CHANGES TO PARTIES

24.	CHANGES TO THE LENDERS

24.1	Assignments and transfers by the Lenders
Subject to this Clause 24, a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

24.2	Conditions of assignment or transfer
(a)
The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender or an Event of Default has occurred and is continuing.

(b)
The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)	The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d)	An assignment will only be effective on:

(i)
receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)
performance by the Agent of all "know your customer" or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(e)	A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

(f)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(g)
No Existing Lender shall assign or transfer any of its rights and/or obligations under a Tranche to a New Lender without simultaneously assigning and/or transferring on a pro rata basis its rights and/or obligations under the other Tranches to such New Lender.

24.3	Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £1,500.

24.4	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5	Procedure for transfer
(a)
Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary all "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

24.6	Copy of Transfer Certificate to Company
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

24.7	Disclosure of information
Any Lender may disclose to any of its Affiliates and any other person:

(a)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)
with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(c)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

SECTION 10
THE FINANCE PARTIES

25.	ROLE OF THE AGENT AND THE ARRANGER

25.1	Appointment of the Agent
(a)	Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2	Duties of the Agent
(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)
If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(e)	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

25.3	Role of the Arranger
Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4	No fiduciary duties
(a)	Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5	Business with the Group
The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.6	Rights and discretions of the Agent
(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.7	Majority Lenders' instructions
(a)
Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)
The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

25.8	Responsibility for documentation
Neither the Agent nor the Arranger:

(a)
is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

(b)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

25.9	Exclusion of liability
(a)
Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

(c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)
Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

25.10	Lenders' indemnity to the Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

25.11	Resignation of the Agent
(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company.

(b)
Alternatively the Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent's resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

25.12	Confidentiality
(a)
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

25.13	Relationship with the Lenders
(a)
The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

25.14	Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)
the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.15	Reference Banks
If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.16	Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.	SHARING AMONG THE FINANCE PARTIES

27.1	Payments to Finance Parties
If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.5 (Partial payments).

27.2	Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.5 (Partial payments).

27.3	Recovering Finance Party's rights
(a)
On a distribution by the Agent under Clause 27.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)
that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

27.5	Exceptions
(a)
This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11
ADMINISTRATION

28.	PAYMENT MECHANICS

28.1	Payments to the Agent
(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

28.2	Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor), Clause 28.4 (Clawback) and Clause 25.16 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

28.3	Distributions to an Obligor
The Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4	Clawback
(a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

28.5	Partial payments
(a)
If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

28.6	No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7	Business Days
(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.8	Currency of account
(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

28.9	Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.	NOTICES

30.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that identified with its name below;

(b)	in the case of each Lender or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

30.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

30.4	Notification of address and fax number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

30.5	Electronic communication
(a)
Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

30.6	English language
(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.	CALCULATIONS AND CERTIFICATES

31.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2	Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days in respect of amounts payable in Sterling or, in respect of other amounts 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.	AMENDMENTS AND WAIVERS

34.1	Required consents
(a)
Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

34.2	Exceptions
(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or an extension of any Commitment other than in accordance with Clause 4.5 (Reallocation)

(v)	a change to the Borrowers or the Guarantor;

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.2 (Finance Parties' rights and obligations), Clause 24 (Changes to the Lenders) or this Clause 34,

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger.

35.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

36.	GOVERNING LAW

This Agreement is governed by English law.

37.	ENFORCEMENT

37.1	Jurisdiction
(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 37.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
The Parties

Part I
The Obligors

Name of Borrowers	Registration number (or equivalent, if any)
CE Electric UK Funding Company Yorkshire Electricity Distribution plc Northern Electric Distribution Limited	03476201 04112320 02906593

Name of Guarantor	Registration number (or equivalent, if any)
CE Electric UK Funding Company	03476201

Part II
The Original Lenders

Name of Original Lender	Tranche A Commitment	Tranche B Commitment	Tranche C Commitment
Lloyds TSB Bank plc		£25,000,000	£25,000,000
The Royal Bank of Scotland plc		£25,000,000	£25,000,000

	£0	£50,000,000	£50,000,000

SCHEDULE 2
Conditions Precedent

Conditions precedent to initial Utilisation

2.	Obligors

(a)	A copy of the constitutional documents of each Obligor.

(b)	A copy of a resolution of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)
A certificate of each Obligor (signed by a director) confirming that borrowing the Commitments made available to that Obligor hereunder and in the case of the Guarantor, guaranteeing the Total Commitments, would not cause any borrowing, guaranteeing or similar limit binding on any such Obligor to be exceeded.

(e)
A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

3.	Legal opinion

(a)
A legal opinion of Clifford Chance Limited Liability Partnership, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.	Other documents and evidence

(a)
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(b)	The Original Financial Statements of each Original Obligor.

(c)	Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(d)	A copy of each DNO Licence.

SCHEDULE 3
Requests

Utilisation Request

From:  [Borrower]

To:   [Agent]

Dated:

Dear Sirs

CE Electric UK Funding Company - £100,000,000 Multicurrency Revolving Facility
Agreement
dated [           ] (the "Agreement")

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a [Tranche A/Tranche B/Tranche C] Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Currency of Loan:	[ ]
Amount:	[ ] or, if less, the Available Tranche A Facility, Available Tranche B Facility or Available Tranche C Facility (as applicable)
Interest Period:	[ ]
3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

…………………………………
authorised signatory for
[name of relevant Borrower]

SCHEDULE 4
Mandatory Cost Formulae

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)	in relation to a sterling Loan:

AB + C(B-D) + E x 0.01 per cent. per annum
    100 - (A + C)

(b)	in relation to a Loan in any currency other than sterling:

E x 0.01  per cent. per annum.
           300

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 9.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.
If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.
Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.
The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5
Form of Transfer Certificate
To:   [    ] as Agent

From:  [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

CE Electric UK Funding Company - £100,000,000 Multicurrency Revolving Facility
Agreement
dated [            ] (the "Agreement")

1.
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 24.5 (Procedure for transfer):

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.5 (Procedure for transfer).

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

[4/5]	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[5/6]	This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [           ].

[Agent]

By:

SCHEDULE 6

Part I
Form of Preliminary Conversion Notice

From:  CE Electric UK Funding Company

To:   [Agent]

Dated:

Dear Sirs

CE Electric UK Funding Company - £100,000,000 Multicurrency Revolving Facility
Agreement
dated [           ] (the "Agreement")

4.
We refer to the Agreement. This is a Preliminary Conversion Notice. Terms defined in the Agreement have the same meaning in this Preliminary Conversion Notice unless given a different meaning in this Preliminary Conversion Notice.

5.	We wish to:

(i)	cancel the Tranche A Commitments in an amount equal to [ ];

(ii)	increase the Tranche B Commitments in an amount equal to [ ]; and

(iii)	increase the Tranche C Commitments in an amount equal to [ ],**

on [insert Preliminary Conversion Date].

6.	We confirm that the AMBAC Restrictive Covenant was removed on [insert date].

7.	This Preliminary Conversion Notice is irrevocable.

Yours faithfully

…………………………………
authorised signatory for
CE Electric UK Funding Company

** The aggregate of the amounts specified in sub-paragraphs (ii) and (III) should equal the amount specified in sub-paragraph (i).

Part II
Form of Secondary Conversion Notice

From:  CE Electric UK Funding Company

To:   [Agent]

Dated:

Dear Sirs

CE Electric UK Funding Company - £100,000,000 Multicurrency Revolving Facility
Agreement
dated [           ] (the "Agreement")

1.
We refer to the Agreement. This is a Secondary Conversion Notice. Terms defined in the Agreement have the same meaning in this Secondary Conversion Notice unless given a different meaning in this Secondary Conversion Notice.

2.	We wish to:

(i)	[increase Tranche A Commitments]/[decrease Tranche A Commitments] in an amount equal to [ ]*;

(ii)	[increase Tranche B Commitments]/[decrease Tranche B Commitments] in an amount equal to [ ]; and

(iii)	[increase Tranche C Commitments]/[decrease Tranche C Commitments] in an amount equal to [ ].**

on [insert Secondary Conversion Date].

3.	This Secondary Conversion Notice is irrevocable.

Yours faithfully

…………………………………
authorised signatory for
CE Electric UK Funding Company

* Amount not to exceed £25,000,000
** Note more thatn £25,000,000 may be reallocated between Tranches A, B and C.

SCHEDULE 7

RAV Table

If, in the period commencing thirty days prior to a Calculation Date and ending on the immediately succeeding Calculation Date, the relevant Obligor has delivered a certificate confirming that the sum of (i) capital expenditure incurred in connection with regulated activities by YED plc, NEDL or, where Aggregate RAV is to be determined, by both YED plc and NEDL (as the case may be) since the start of the Distribution Price Review Period and (ii) the aggregate of the capital expenditure expected by YED plc and/or NEDL to be incurred in connection with regulated activities by YED plc, NEDL or, where Aggregate RAV is to be determined, by both YED plc and NEDL (as the case may be) in the remainder of the Distribution Price Review Period, exceeds 90% but is not more than 110% of the aggregate planned capital expenditure assumed by Ofgem, YED plc RAV, NEDL RAV and Aggregate RAV (as the case may be), as at such Calculation Date, shall be as set forth in the table below:

	RAV (in £ millions)
Calculation Date	NEDL ("NEDL RAV")	YED plc ("YED plc RAV")	Aggregate ("Aggregate RAV")
31 December 2005	679.1	897.3	1576.4
30 June 2006	701.8	921.6	1623.4
31 December 2006	723.9	947.7	1671.6
30 June 2007	745.4	973.1	1718.5
31 December 2007	766.3	997.8	1764.1
30 June 2008	786.5	1021.6	1808.1
31 December 2008	806.1	1044.5	1850.6
30 June 2009	825.0	1066.4	1891.4
31 December 2009	843.1	1087.5	1930.6

For the purposes of the foregoing provisions:

the "relevant Obligor" means YED plc where YED plc RAV is to be determined, NEDL where NEDL RAV is to be determined and the Company where Aggregate RAV is to be determined;

the "aggregate planned capital expenditure assumed by Ofgem" means £503,000,000 in the case of YED plc, £410,000,000 in the case of NEDL and £913,000,000 in the case of YED plc and NEDL when taken together;

the "Distribution Price Review Period" means the period commencing on 1 April 2005 and ending on 31 March 2010.

If, in the determination of YED plc RAV, NEDL RAV or Aggregate RAV, a relevant Obligor is not able to deliver the certificate referred to above, then the relevant Obligor will, prior to the relevant Calculation Date, provide an updated table certified by two directors of the relevant Obligor as being the relevant Obligor's good faith estimate of its regulated asset value (or, in the case of the Company, the aggregate of the regulated asset value of YED plc and NEDL) updated to show the effects on the above RAV Table of changes to the actual and planned capital expenditure and determined on the same basis as the above RAV Table. Upon provision of such revised table the same shall thereafter be deemed to be substitued for the above RAV Table until any subsequent substitution of a further updated table in accordance with the foregoing provisions.

SCHEDULE 8
Form of Compliance Certificate

To:    [    ] as Agent

From:   CE Electric UK Funding Company

Dated:

Dear Sirs

CE Electric UK Funding Company - £100,000,000 Multicurrency Revolving Facility
Agreement
dated [           ] (the "Agreement")

1.
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)	as of [insert most recent Calculation Date] the provisions of Clause 21.2 (Financial condition) [have/have not] been complied with;

(b)	the computations necessary to demonstrate the [compliance/non compliance] referred to in paragraph (a) above are as follows:

Interest Cover

(i)	Consolidated EBIT

[   ]

(ii)	Consolidated Net Finance Charges

[   ]

YED plc Debt to YED plc RAV

(i)	YED plc Senior Total Net Debt

[   ]

(ii)	YED plc RAV

[   ]

NEDL Debt to NEDL RAV

(i)	NEDL Senior Total Net Debt

[   ]

(ii)	NEDL RAV

[   ]

  Consolidated Debt to Aggregate RAV

(i)	Consolidated Senior Total Net Debt

[   ]

(ii)	Aggregate RAV

[   ]

3.	[We confirm that no Default is continuing.] ¬

Signed:	…............	…............
	Director	Director
	of	of
	CE Electric UK Funding Company	CE Electric UK Funding Company

*  If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 9
LMA Form of Confidentiality Undertaking

[Letterhead of Arranger]

To:
[instert name of Potential Lender]

Re:    The Facilit[y/ies]
Company: Amount: Agent:

Dear Sirs

We understand that you are considering participating in the Facilit[y/ies]. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.	CONFIDENTIALITY UNDERTAKING

You undertake:

(a)
to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

(b)
to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facilit[y/ies];

(c)	to use the Confidential Information only for the Permitted Purpose;

(d)
to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

(e)	not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facilit[y/ies].

2.	PERMITTED DISCLOSURE

We agree that you may disclose Confidential Information:

(a)
to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

(b)
(i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

(c)	with the prior written consent of us and the Company.

3.	NOTIFICATION OF REQUIRED OR UNAUTHORISED DISCLOSURE

You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	RETURN OF COPIES

If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b) above.

5.	CONTINUING OBLIGATIONS

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub participation) an interest, direct or indirect in the Facilit[y/ies] or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.	NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC

You acknowledge and agree that:

(a)
neither we nor any of our officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

(b)
we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.	NO WAIVER; AMENDMENTS, ETC

This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter. The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.	INSIDE INFORMATION

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.	NATURE OF UNDERTAKINGS

The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Company and each other member of the Group.

10.	THIRD PARTY RIGHTS

(a)	Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b)	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

11.	GOVERNING LAW AND JURISDICTION

This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.	DEFINITIONS

In this letter (including the acknowledgement set out below):

"Confidential Information" means any information relating to the Company, the Group, the Acquisition Documents (as defined in the Facilit[y/ies]) and the transactions contemplated thereby and the Facilit[y/ies] including, without limitation, the information memorandum, provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

"Group" means the Company and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

"Participant Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985); and

"Permitted Purpose" means considering and evaluating whether to enter into the Facilit[y/ies].

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

…................................
For and on behalf of

[Arranger]

To:  [Arranger]
    The Company and each other member of the Group

We acknowledge and agree to the above:

…................................
For and on behalf of
[Potential Lender]

SCHEDULE 10
Timetables

	Loans in Australian dollars, US dollars or euro	Loans in sterling	Loans in other currencies
Request for approval as an Optional Currency (Clause 4.3 (Conditions relating to Optional Currencies))	N/A	N/A	U-4 (10.00am)
Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	N/A	N/A	U-3 (4.00pm)
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	U-3 (9.00am)	U-1 (10.00am)	U-3 (9.00am)
Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders' participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation)

	U-3 (3.00pm)	U-1 (3.00pm)	U-2 (2.00pm)
Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	N/A	N/A	U-2 (9.30am)
Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	N/A	N/A	U-2 (10.30am)

	Loans in Australian dollars, US dollars or euro	Loans in sterling	Loans in other currencies
LIBOR or EURIBOR is fixed	Quotation Day as of 11.00am London time in respect of LIBOR and as of 11.00am (Brussels time) in respect of EURIBOR	Quotation Day as of 11.00am	Quotation Day as of 11.00am

"U" = date of utilisation

"U - X" = X Business Days prior to date of utilisation

SIGNATURES

THE COMPANY

CE ELECTRIC UK FUNDING COMPANY

By:

Address:	Lloyds Court
78 Grey Street
Newcastle Upon Tyne
NE1 6AF

Fax:	0191 223 5142

THE BORROWERS

CE ELECTRIC UK FUNDING COMPANY

By:

YORKSHIRE ELECTRICITY DISTRIBUTION PLC

By:

NORTHERN ELECTRIC DISTRIBUTION LIMITED

By:

THE GUARANTOR

CE ELECTRIC UK FUNDING COMPANY

By:

THE ARRANGER

LLOYDS TSB BANK PLC

By:

Address:	1st Floor
25 Gresham Street
London EC2V 7HN

Fax:	020 7661 4677

THE ROYAL BANK OF SCOTLAND PLC

By:	MICHAEL PORTER

Address:	135 Bishopsgate
London EC2M 3UR

Fax:	020 7085 5143

THE AGENT

LLOYDS TSB BANK PLC

By:	JEREMY PERL

Address:	Bank House
Wine Street
Bristol BS1 2AN

Fax:	0117 923 3367

Attention:	Loans Administration

THE ORIGINAL LENDERS

LLOYDS TSB BANK PLC

By:	JEREMY PERL

Address:	1st Floor
31/32 Park Row
Leeds LS1 5JD

Fax:	0113 244 3710

THE ROYAL BANK OF SCOTLAND PLC

By:	CRAIG ROBERTS

Address:	135 Bishopsgate
London EC2M 3UR

Fax:	020 7085 8282